UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 14, 2025

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 478-9200
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NCDL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On January 14, 2025, Nuveen Churchill Direct Lending Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Churchill DLC Advisor LLC (the “Adviser”), Churchill Asset Management LLC (“Churchill”), and Churchill BDC Administration LLC (the “Administrator”), and BofA Securities, Inc., SMBC Nikko Securities America, Inc., and Wells Fargo Securities, LLC, as the representatives of the several underwriters named in Schedule A thereto, in connection with the issuance and sale of $300 million aggregate principal amount of the Company’s 6.650% Notes due 2030 (the “Notes” and the issuance and sale of the Notes, the “Offering”). The closing of the Offering is expected to occur on January 22, 2025, subject to the satisfaction of customary closing conditions. The Underwriting Agreement includes customary representations, warranties, and covenants by the Company, the Adviser, Churchill, and the Administrator. It also provides for customary indemnification by each of the Company, the Adviser, Churchill, the Administrator, and the underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.
The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-283950) previously filed with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement dated January 14, 2025, a final prospectus supplement dated January 14, 2025, and the pricing term sheet filed with the SEC on January 14, 2025. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated January 14, 2025, by and among Nuveen Churchill Direct Lending Corp., Churchill DLC Advisor LLC, Churchill Asset Management LLC, and Churchill BDC Administration and BofA Securities, Inc., SMBC Nikko Securities America, Inc., and Wells Fargo Securities, LLC, as the representatives of the several underwriters named in Schedule A thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN CHURCHILL DIRECT LENDING CORP.

By:	/s/ Kenneth J. Kencel
Name:	Kenneth J. Kencel
Title:	Chief Executive Officer and President
Date: January 15, 2025